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                                                                    EXHIBIT 3.01




                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               KANEB SERVICES LLC

                      A DELAWARE LIMITED LIABILITY COMPANY







                      DATED AND EFFECTIVE __________, 2001


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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               KANEB SERVICES LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

Article I: DEFINITIONS........................................................1
         Section 1.1       Definitions........................................1
         Section 1.2       Construction.......................................1

Article II: FORMATION AND ORGANIZATION........................................1
         Section 2.1       Formation..........................................1
         Section 2.2       Name...............................................1
         Section 2.3       Registered Office; Registered Agent; Principal and
                             Other Offices....................................1
         Section 2.4       Purpose; Powers....................................2
         Section 2.5       Foreign Qualification..............................2
         Section 2.6       Term...............................................2
         Section 2.7       No State-Law Partnership...........................2
         Section 2.8       Title to Company Assets............................2
         Section 2.9       Organization; Organizational Member................3
         Section 2.10      Purchase of Common Shares on the Closing Date......3

Article III: SHAREHOLDERS; CERTIFICATES; TRANSFER OF MEMBER INTERESTS.........3
         Section 3.1       Shareholders.......................................3
         Section 3.2       No Liability to Third Parties......................3
         Section 3.3       No Expulsion.......................................4
         Section 3.4       Certificates.......................................4
         Section 3.5       Register, Registration of Transfer and Exchange....4
         Section 3.6       Possible Restrictions on Transfer..................5
         Section 3.7       Mutilated, Destroyed, Lost or Stolen
                             Certificates.....................................6

Article IV: AUTHORIZATION AND ISSUANCE OF MEMBER INTERESTS....................7
         Section 4.1       Issuance of Member Interests; Rights and Options...7
         Section 4.2       Common Shares......................................8
         Section 4.3       Other Member Interests.............................8
         Section 4.4       Splits and Combinations............................9
         Section 4.5       Interest..........................................10
         Section 4.6       Record of Contributions...........................10
         Section 4.7       No Fractional Member Interests....................10
         Section 4.8       No Preemptive Rights..............................10

Article V:  MANAGEMENT.......................................................10
         Section 5.1       Management of the Company's Affairs...............10
         Section 5.2       Board of Directors................................11


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
         Section 5.3       Required Board Approval...........................14
         Section 5.4       Officers..........................................15
         Section 5.5       Compensation......................................16
         Section 5.6       Interested Officers or Directors..................17
         Section 5.7       Indemnification...................................17
         Section 5.8       Exculpation of Liability of Officers and
                             Directors.......................................20
         Section 5.9       Duties of Officers and Directors..................21
         Section 5.10      Facsimile Signatures..............................21

Article VI: BOOKS AND RECORDS, INFORMATION AND ACCOUNTS......................21
         Section 6.1       Maintenance of Books and Records..................21
         Section 6.2       Information.......................................21
         Section 6.3       Accounts..........................................22

Article VII:  DISSOLUTION, WINDING-UP AND TERMINATION........................22
         Section 7.1       Dissolution.......................................22
         Section 7.2       Winding-Up and Termination........................22

Article VIII: DISTRIBUTIONS; ACQUISITION BY COMPANY OF MEMBER INTERESTS......23
         Section 8.1       Distributions.....................................23
         Section 8.2       Repurchase of Member Interests....................23
         Section 8.3       Mandatory Quarterly Distributions.................24

Article IX: CAPITAL ACCOUNTS; TAX ALLOCATIONS................................24
         Section 9.1       Capital Accounts..................................24
         Section 9.2       Determination of Net Income and Net Loss..........25
         Section 9.3       Loans from Shareholders...........................26
         Section 9.4       Record of Contributions...........................26
         Section 9.5       Allocation of Net Income and Net Loss.............26
         Section 9.6       Special Allocations...............................26
         Section 9.7       Allocations for Tax Purposes......................28

Article X:  AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE........30
         Section 10.1      Amendment of Limited Liability Company
                             Agreement.......................................30
         Section 10.2      Shareholder Meetings..............................32
         Section 10.3      Place of Shareholder Meetings; Notice of
                             Shareholder Meetings............................33
         Section 10.4      Record Date.......................................33
         Section 10.5      Shareholder Lists.................................33
         Section 10.6      Adjournment.......................................34
         Section 10.7      Waiver of Notice; Approval of Meeting; Approval
                             of Minutes......................................34
         Section 10.8      Quorum; Required Vote for Shareholder Action......34
         Section 10.9      Conduct of Meeting................................35
         Section 10.10     Action Without a Meeting..........................35
         Section 10.11     Voting and Other Rights...........................35
         Section 10.12     Proxies...........................................35


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
         Section 10.13     Voting Procedures and Inspectors of Elections.....36
         Section 10.14     Contests of Elections.............................37

Article XI: MERGER OR SALE OF ASSETS.........................................38
         Section 11.1      Authority.........................................38
         Section 11.2      Procedure for Merger, Consolidation, Sale or
                             Conversion......................................38
         Section 11.3      Shareholder Approval of Merger, Consolidation or
                             Sale............................................39
         Section 11.4      Certificate of Merger or Consolidation............40
         Section 11.5      Appraisal Right...................................40
         Section 11.6      Effect of Merger or Consolidation.................40
         Section 11.7      Business Combination Limitations..................40

Article XII: TAX MATTERS.....................................................41
         Section 12.1      Classification....................................41
         Section 12.2      Preparation of Tax Returns........................41
         Section 12.3      Tax Elections.....................................41
         Section 12.4      Section 754 Allocations...........................41
         Section 12.5      Tax Controversies.................................42
         Section 12.6      Tax Basis and Value Determinations................42
         Section 12.7      Entity-Level Deficiency Collections...............42
         Section 12.8      Withholding.......................................43

Article XIII:  GENERAL PROVISIONS............................................43
         Section 13.1      Fiscal Year.......................................43
         Section 13.2      Offset............................................43
         Section 13.3      Notices...........................................43
         Section 13.4      Entire Agreement..................................43
         Section 13.5      Effect of Waiver or Consent.......................43
         Section 13.6      Binding Effect....................................44
         Section 13.7      Governing Law; Severability.......................44
         Section 13.8      Further Assurances................................44
         Section 13.9      Waiver of Certain Rights..........................44

Annex A - Defined Terms.....................................................A-1


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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               KANEB SERVICES LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Limited Liability Company Agreement of Kaneb Services LLC (the "Company") dated and effective __________, 2001, is adopted, executed and agreed to, for good and valuable consideration, by and among the Organizational Member (as defined below), and any Persons or entities who become Shareholders (as defined below) of the Company as provided herein.

                             ARTICLE I: DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, terms shall have the respective meanings set forth in Annex A hereto. Other terms defined herein have the meanings so given them.

         SECTION 1.2 CONSTRUCTION.

         (a) Unless the context requires otherwise: the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; references to Articles and Sections (other than in connection with the Code, the Treasury Regulations, the Act or the GCLD) refer to Articles and Sections of this Agreement; and "including" means "including, without limitation."

         (b) If the provisions of this Agreement directly conflict with any mandatory, non-waivable provision of the Act, such provision of the Act shall control. In that regard, to the extent this Agreement or the Act does not control, the Company shall be subject to the provisions of the GCLD, mutatis mutandis. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

                     ARTICLE II: FORMATION AND ORGANIZATION

         SECTION 2.1 FORMATION. The Company has been formed as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate of Formation") on ________, 2001, under and pursuant to the Act.

         SECTION 2.2 NAME. The name of the Company is "Kaneb Services LLC" and all Company business must be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

         SECTION 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL AND OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Certificate of


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Formation or such other office (which need not be a place of business of the
Company) as the Board of Directors may designate in any manner permitted by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Certificate of Formation or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be located at 2435 N. Central Expressway, Richardson, Texas 75080, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate and may maintain records (including records of minutes of meetings of, and actions taken by, the Board of Directors) at such other places as the Board of Directors may designate.

         SECTION 2.4 PURPOSE; POWERS. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, the transportation of refined petroleum products, the storage of these and other liquids and motor fuels marketing. The Company shall possess and may exercise all the powers and privileges granted under the Act or by any other Law, together with any powers incidental thereto, including, but not limited to, such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the purpose for which the Company is being formed as is set forth in the immediately preceding sentence.

         SECTION 2.5 FOREIGN QUALIFICATION. Before the Company conducts business in any jurisdiction other than the state of Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company or other relevant entity in that jurisdiction, which qualifications may be under the name of the Company or such other assumed name as the Board of Directors may designate.

         SECTION 2.6 TERM. The term of the Company commenced on the effective date of this Agreement and its existence shall be perpetual, unless and until it is dissolved in accordance with Article VII.

         SECTION 2.7 NO STATE-LAW PARTNERSHIP. The Shareholders intend (i) that the Company not be a partnership (including a limited partnership) or a joint venture, (ii) that no Shareholder be a partner or joint venturer of any other Shareholder under Delaware law, or the laws of any state, and (iii) that this Agreement may not be construed to suggest otherwise.

         SECTION 2.8 TITLE TO COMPANY ASSETS. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an Entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more


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nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

         SECTION 2.9 ORGANIZATION; ORGANIZATIONAL MEMBER. The Organizational Member is organizing the Company by executing this Agreement, and until the issuance of any Member Interests is the sole "member" of the Company as defined in the Act. Immediately following the issuance of any Member Interests, the Organizational Member shall no longer be a "member" of the Company as defined in the Act, other than by virtue of any Member Interests that the Organizational Member may hold after that date in its capacity as a Shareholder. By executing this Agreement, the Organizational Member is vesting the management of the Company in the initial Board of Directors designated herein. Before any Member Interests are Outstanding, any act required by this Agreement to be approved by the Shareholders may be approved by the Board of Directors.

         SECTION 2.10 PURCHASE OF COMMON SHARES ON THE CLOSING DATE. On the Closing Date, the Company shall issue ____ Common Shares to Kaneb Financial Corporation in consideration for the transfer to the Company of all of the issued and outstanding limited liability company interests of KPL, and Kaneb Financial Corporation shall transfer all of the issued and outstanding limited liability company interests of KPL to the Company. Upon the issuance of the Certificates representing such Common Shares and the transfer of such capital stock, such Common Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Company and Kaneb Financial Corporation hereby agree that the Agreed Value of all of the issued and outstanding limited liability company interests of KPL transferred by Kaneb Financial Corporation to the Company shall be $_____.

      ARTICLE III: SHAREHOLDERS; CERTIFICATES; TRANSFER OF MEMBER INTERESTS

         SECTION 3.1 SHAREHOLDERS.

         (a) A Person shall be admitted as a Shareholder and shall become bound by this Agreement if such Person purchases or otherwise lawfully acquires any Member Interests and becomes the Record Holder of such Member Interests in accordance with the provisions of Section 3.5. A Person may become a Record Holder without the consent or approval of any of the Shareholders.

         (b) The name and mailing address of each Shareholder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records from time to time as necessary to reflect accurately the information therein (or to cause the Transfer Agent to do so, as applicable). A Shareholder's Member Interests shall be represented by the Certificate(s) held by such Shareholder, as provided in Section 3.4.

         SECTION 3.2 NO LIABILITY TO THIRD PARTIES. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Shareholder, beneficial owner of Member Interests, Officer or Director shall be liable for the debts, obligations or liabilities of the Company, whether arising in


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contract, tort or otherwise, solely by reason of being a Shareholder, beneficial owner, Officer or Director.

         SECTION 3.3 NO EXPULSION. A Shareholder may not be expelled or removed as a Shareholder of the Company.

         SECTION 3.4 CERTIFICATES. Certificates ("Certificates") evidencing Member Interests shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. The Company shall issue to each Shareholder one or more Certificates, signed by (a) the Chairman of the Board, the President or any Vice President and (b) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and countersigned by the Transfer Agent, certifying the number of Member Interests (and, if there shall be more than one class or series of Member Interests, the class and series of such Member Interests) owned by such Shareholder; provided, however, that any of or all of the signatures on the Certificate may be a facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature or signatures shall have been placed upon any such Certificate or Certificates shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Member Interests. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

         SECTION 3.5 REGISTER, REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirements of the Board of Directors and subject to the provisions of Section 3.5(b), will provide for the registration and transfer of Member Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Member Interests and transfers of Member Interests as herein provided. The Company shall not recognize transfers of Member Interests unless the same are effected in the manner described in this Section 3.5. Upon surrender for registration of transfer of any Certificate and subject to the provisions of Section 3.5(b), the appropriate Officers of the Company shall execute (or cause a facsimile signature to be attached to) and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Member Interests as were evidenced by the Certificate so surrendered.

         (b) The Company shall not recognize any transfer of Member Interests until the Certificates evidencing such Member Interests are surrendered to the Transfer Agent for registration of transfer. No charge shall be imposed by the Company for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.


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         (c) By transfer of Member Interests in accordance with this Section
3.5, (i) each transferee of Member Interests (including any nominee holder or an agent acquiring such Member Interests for the account of another Person) shall be admitted to the Company as a Shareholder with respect to the Member Interests so transferred to such Person when any such transfer and admission is reflected in the books and records of the Company, with or without execution of this Agreement and (ii) each transferee of Member Interests (including any nominee holder or an agent acquiring such Member Interests for the account of another Person) shall be deemed to agree to be bound by the terms of this Agreement.

         (d) The Company shall be entitled to recognize the Record Holder as the owner of Member Interests and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Member Interests on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law or any applicable rule, regulation, guideline or requirement of any securities exchange on which the Member Interests are listed for trading. Subject to (i) the foregoing sentence, (ii)
Section 3.5, (iii) with respect to any series of Member Interests, the provisions of any Member Interest Designation creating such series, (iv) any contractual provision binding upon any Shareholder, including this Agreement and
(v) the provisions of any Law including the Securities Act, Member Interests shall be freely transferable to any Person. The transfer of any Member Interests and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

         (e) Any Distributions in respect of Member Interests shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the Distributions. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         SECTION 3.6 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding Section 3.5(d), in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the United States Department of Treasury, (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the opinion of counsel to the Company, would result in the taxation of the Company for federal income tax purposes as a corporation or as an association taxable as a corporation, then, either (a) the Board of Directors may impose such restrictions on the transfer of Common Shares or any Member Interests as may be required, in the opinion of counsel to the Company, to prevent the taxation of the Company for federal income tax purposes as a corporation or as an association taxable as a corporation, including making any amendments to this Agreement as the Board of Directors in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of Member Interests on any National Securities Exchange on which such class of Member Interests is then traded must be approved by the Record Holders of at least a majority of the Member Interests of such class, which consent, notwithstanding Section 10.10, may be effected through the use of a written consent of such Record Holders, or (b) upon the recommendation of the Board of Directors and the approval at a meeting of the Shareholders (whether special or annual) of the Record Holders of a majority of the voting power of the Company, and the Record Holders of


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a majority of the Shares of each series of Member Interests entitled to vote thereon pursuant to the Member Interest Designation of such series (or such higher percentage as required by any Member Interest Designation), the Company may be converted into and reconstituted as a trust or any other type of legal entity (the "New Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Company shall be continued by the New Entity in the manner and on the terms so recommended and approved. Notwithstanding the foregoing, no such reconstitution shall take place unless the Company shall have received an opinion of counsel to the Company to the effect that the liability of the Shareholders for the debts and obligations of the New Entity shall not exceed that which otherwise had been applicable to such Shareholders as members of the Company under the Act.

         SECTION 3.7 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same aggregate number and type of Member Interests as the Certificate so surrendered.

         (b) The appropriate Officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                           (i) makes proof by affidavit in form and substance
                  satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

                           (ii) requests the issuance of a new Certificate
                  before the Company has notice that the Certificate has been acquired by a "protected purchaser" (as defined in 6 Del.C. 8-303);

                           (iii) if requested, delivers to the Company a bond,
                  in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                           (iv) satisfies any other reasonable requirements
                  imposed by the Company.

If a Shareholder fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate and a transfer of the Member Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.


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         (c) As a condition to the issuance of any new Certificate under this
Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

           ARTICLE IV: AUTHORIZATION AND ISSUANCE OF MEMBER INTERESTS

         SECTION 4.1 ISSUANCE OF MEMBER INTERESTS; RIGHTS AND OPTIONS.

         (a) Subject to the provisions of this Section 4.1, the requirements of the Act and other applicable Law, and any requirements of any National Securities Exchange on which the Common Shares or any other series of Member Interests are listed, the Board of Directors shall have the sole authority to cause the Company to issue from time to time Member Interests or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Company may lawfully issue, any unsecured or secured debt obligations of the Company or debt obligations of the Company convertible into any class or series of equity securities of the Company, all without the consent or approval of the holders of Member Interests or any percentage or class thereof. There shall be no limit as to the number of Shares of Member Interests (including Common Shares) that the Board of Directors shall have the authority to issue hereunder.

         (b) Member Interests may be issued for such consideration as determined from time to time by the Board of Directors, in its sole discretion. The Company may assume liabilities in connection with any such issuance.

         (c) The consideration for, subscriptions to or the purchase of Member Interests shall be paid in such form and in such manner as the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Member Interests so issued in accordance with the determination of the Board of Directors shall be deemed to be fully paid and, except to the extent specified in Section 18-607(b) of the Act, non-assessable. The consideration determined by the Board of Directors for the issuance of Member Interests shall be the sole contribution (as such term is defined in the Act) that the Shareholders shall be required to make and, unless set forth in the resolution of the Board of Directors approving the issuance of Member Interests, the purchase of any particular Member Interests shall have no continuing responsibility or obligation to make additional contributions other than the contribution made by such Person upon the purchase of such Member Interests.

         (d) The Board of Directors shall have the power to create and cause the Company to issue, whether or not in connection with the issue and sale of any Member Interests or other securities of the Company, rights or options entitling the holders thereof to purchase from the Company any Member Interests of any class or series (whether or not such class or series has theretofore been created), such rights or options to be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such Member Interests may be purchased from the Company upon the exercise of any such right


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

or option shall be such as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options and, in every such case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

         SECTION 4.2 COMMON SHARES. The voting powers, designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, relating to the Common Shares are as set forth in this Section 4.2. Subject to the rights, if any, of the holders of any other series of Member Interests established pursuant to Section 4.3 hereof, each Common Share shall entitle the Record Holder thereof to share pro rata in such Distributions, if any, as shall be declared thereon from time to time by the Board of Directors and except to the extent otherwise provided in Section 7.2, upon liquidation or dissolution of the Company, to share pro rata to all remaining assets after satisfaction (by payment or reasonable provision for payment) of the Company's liabilities to creditors. The Common Shares shall not be subject to any right of redemption by the Company and shall have no conversion or exchange rights. Each Common Share shall be entitled to one vote on matters submitted to a vote or consent of Shareholders, which votes shall not be cumulative in the election of Directors or on any other matter. Each Common Share shall be identical in all respects, and shall represent an equal right and interest, with each other Common Share.

         SECTION 4.3 OTHER MEMBER INTERESTS.

         (a) Without the need for the consent of any Shareholder, the Board of Directors shall have the sole authority to create and designate other classes and series of Member Interests in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, as shall be fixed by the Board of Directors in the exercise of its sole discretion (subject to the guidelines set forth in this Section 4.3 and the requirements of applicable Law) and reflected in a written action or actions approved by the Board of Directors at a meeting or by written consent in compliance with Section 5.2(g) (each, a "Member Interest Designation"). Each Member Interest Designation shall provide for the issue of Member Interests of a particular series and may set forth, without limitation, the rights of such series of Member Interests to share in Distributions, and the priority of such series relative to the rights of other classes or series of Member Interests to share in Distributions, the rights of such series of Member Interests upon dissolution of or upon any distribution of the assets of the Company and the priority of such series relative to the rights of other classes or series of Member Interests upon dissolution of or upon any distribution of the assets of the Company, whether such series of Member Interests is redeemable, or must be redeemed, by the Company and, if so, the price at which, and the terms and conditions upon which, such series of Member Interests may (or must) be redeemed by the Company, whether such series of Member Interests is issued with the privilege of conversion into, exercisable into or exchangeable for, at the option of the holder or the Company or upon the happening of a specified event, Member Interests or another security or other property of the Company and, if so, the rate at which, and the terms and conditions upon which, such series of Member Interests may be so converted, exercised or exchanged, the terms and conditions upon which such series of Member Interests will be issued and assigned or transferred and the right, if any, of such series of Member Interests to vote on Company matters, including matters relating to the relative rights, powers, preferences and privileges of such series or any other series. Without limitation of the foregoing, the Board of Directors may, in its sole discretion, designate and authorize the issuance of any series of Member Interests that have preference over each or certain other classes or series of Member Interests, including the Common Shares, in any of the foregoing rights, including with respect to voting rights, participation in the profits and assets of the Company, including the right to receive Distributions and the right to receive in-kind payments of the assets of the Company upon voluntary or involuntary dissolution, winding up or termination of the Company, conversion or redemption rights, or other rights, privileges or matters. The Board of Directors may authorize one or more Officers to execute, certify, acknowledge, deliver, file and record whatever documents may be required, convenient or desirable in connection with the issue from time to time of such Member Interests and to do all other things necessary to comply with the Act and other applicable Law. A Member Interest Designation (or any resolution of the Board of Directors amending any Member Interest Designation) shall be effective when a duly executed and attested original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company.

         (b) When no Shares of a series of Member Interests are Outstanding, either because none were issued or no issued Shares remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that no Shares of such series are Outstanding and that none will be issued may be executed, attested and delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and such certificate shall have the effect of eliminating from this Agreement all matters set forth in the Member Interest Designation with respect to such series.

         SECTION 4.4 SPLITS AND COMBINATIONS.

         (a) Subject to the provisions of Section 4.4(d), the Board of Directors may make a distribution in Member Interests to all Record Holders or may effect a subdivision or combination of Member Interests, but in each case only on a pro rata basis.

         (b) Whenever such a distribution, subdivision or combination is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall notify each Record Holder of the distribution, subdivision or combination. The Board of Directors may, but shall not be required to, cause a firm of independent public accountants selected by it to calculate the number of Member Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

         (c) Promptly following such distribution, subdivision or combination, the Board of Directors may cause the Company to issue to the Record Holders as of such Record Date new Certificates representing the new number of Member Interests held by such Record Holders, or adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the case of any such distribution, subdivision or combination resulting in a smaller total number of Outstanding Member Interests, the Board of Directors may require, as a condition to the delivery of such new Certificate, the surrender of any Certificate representing the Member Interests prior to such declaration.

         (d) The Company shall not issue fractional Member Interests upon any distribution, subdivision or combination of Member Interests. If a distribution, subdivision or combination of Member Interests would result in the issuance of fractional Member Interests but for the provisions of Section 4.8 and this
Section 4.4(d), each fractional Member Interest shall be rounded to the nearest whole Member Interest (and a 0.5 Member Interest shall be rounded to the next higher Member Interests).

         SECTION 4.5 INTEREST. No interest shall be paid by the Company on Capital Contributions or on balances in Shareholders' Capital Accounts.

         SECTION 4.6 RECORD OF CONTRIBUTIONS. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Agreed Value of any other property contributed by each Shareholder to the Company.

         SECTION 4.7 NO FRACTIONAL MEMBER INTERESTS. No fractional Member Interests shall be issued by the Company.

         SECTION 4.8 NO PREEMPTIVE RIGHTS. Unless specified in a Member Interest Designation with respect to any series of Member Interest, no Person shall have any preemptive, preferential or other similar right with respect to (i) the issuance or sale of any class or series of Member Interests, whether unissued or held in the treasury or hereafter created, (ii) the issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Member Interests, (iii) the issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities or (iv) the issuance or sale of any other securities that may be issued or sold by the Company.

                              ARTICLE V: MANAGEMENT

         SECTION 5.1 MANAGEMENT OF THE COMPANY'S AFFAIRS. As provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the "Board of Directors") and, subject to the direction of the Board of Directors, the Officers, who shall collectively (Officers and Directors) constitute the "managers" of the Company within the meaning of the Act. No Shareholder, by virtue of its status as a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the GCLD. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company with such authority as specifically provided in this Agreement or as authorized by the Board of Directors. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct, or to cause to be conducted, the business and affairs of the Company, including the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; subject to the requirements of Article XI, the merger or other combination of the Company with or into, or the sale, lease or exchange of all or substantially all of the assets to, another Person; the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; the negotiation, execution and performance of any contracts, conveyances or other instruments; the declaration and payment of any Distribution (in cash or otherwise); the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate; the acquisition or disposition of assets; the formation of, or acquisition of an interest in, or the contribution of property to, any Entity; the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and the entering into of listing agreements with any National Securities Exchange or other securities exchange and the delisting of some or all of the Member Interests from, or requesting that trading be suspended on, any such National Securities Exchange or other securities exchange.

         SECTION 5.2 BOARD OF DIRECTORS.

         (a) Composition; Term; Initial Directors. The Board of Directors shall consist of not less than three natural persons. Each Director shall be elected as provided in Section 5.2(b) and shall serve in such capacity until his successor has been duly elected and qualified or until such Director dies, resigns or is removed. The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director. The initial Board of Directors shall consist of six Directors, who shall be the following Persons: Sangwoo Ahn, John R. Barnes, Frank M. Burke, Jr., Charles R. Cox, Hans Kessler and James R. Whatley.

         (b) Election of Directors. The Directors, other than as provided in any Member Interest Designation related to the election of any Directors by a particular series of Member Interests, shall be classified, with respect to the time for which they severally hold office, into three classes. One class (Class
I) shall hold office initially for a term expiring at the first annual meeting of

Shareholders following the date of this Agreement, another class (Class II) shall hold office initially for a term expiring at the second annual meeting of Shareholders following the date of this Agreement, and another class (Class III) shall hold office initially for a term expiring at the third annual meeting of Shareholders following the date of this Agreement, with the members of each class to hold office until their successors are elected and qualified or until their earlier resignation or removal. The following Directors listed in Section 5.2(a) shall be Class III Directors: Messrs. Ahn and Barnes. The following Directors listed in Section 5.2(a) shall be Class II Directors: Messrs. Burke and Cox. The following Directors listed in Section 5.2(a) shall be Class I
Directors: Messrs. Kessler and Whatley. At each annual meeting of the Shareholders, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders to be held in the third year following the year of their election. To be elected as a Director, a natural person must (a)(i) be elected in accordance with Section 5.2(c) or (ii) have been properly nominated for a position as a Director in accordance with Section 5.2(e) and (b) must receive a majority of the votes cast in respect of Member Interests for the position at a meeting of Shareholders held for such purpose at which a quorum is present in Person or by proxy, or if there are more than two nominees for such position, a plurality of the votes cast in respect of Member Interests for the position.

         (c) Vacancies and Removal. Subject to applicable Law and the rights of the holders of any series of Member Interests, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) may only be filled by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Any Director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until his successor has been duly elected and qualified or until their earlier resignation or removal. Subject to the rights of the holders of any series of Member Interests, any Director, and the entire Board of Directors, may only be removed from office at any time (i) with Cause and (ii) by the affirmative vote of the Record Holders of a majority of the voting power of the Company; provided, however, that any Director, and the entire Board of Directors, may be removed from office with or without Cause by the affirmative vote of the Record Holders of at least 80% of the voting power of the Member Interests.

         (d) Rights of Classes Separately to Elect Directors. Notwithstanding this Section 5.2, whenever holders of any one or more series of Member Interests shall have the right, voting separately by class, classes or series, to elect Directors at any annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Agreement, including any applicable Member Interest Designation creating any series of Member Interests pursuant to Section
4.3 hereof.

         (e) Nominations; Qualifications. Before a meeting of the Shareholders at which an election of Directors is to be held, the Board of Directors shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by any Shareholder, but any Shareholder nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than 120 days before the anniversary of the date on which proxy materials were first mailed to Shareholders in connection with the previous year's annual meeting of the Shareholders at which an election of Directors was held. To be in proper form, such Shareholder nomination must set forth in writing as to each person whom such Shareholder proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation promulgated thereunder, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). Directors need not be Shareholders unless required by a resolution adopted by the Board of Directors. The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.

         (f) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law or the provisions hereof,

                           (i) each member of the Board of Directors shall have
                  one vote;

                           (ii) the presence at a meeting of the Board of
                  Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

                           (iii) the act of a majority of the members of the
                  Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

         (g) Meetings. Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a Director) or on the written request of any two Directors or committee members, as applicable, to the Secretary, in each case on at least twenty-four (24) hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 5.02(g)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in Person at the meeting.

         (h) Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified

Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to the following matters: approving or adopting, or recommending to the Shareholders, any action or matter expressly required by this Agreement or the Act to be submitted to the Shareholders for approval or adopting, amending or repealing any provision of this Agreement. Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 5.2(h) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 5.2(g), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution.

         (i) Chairman. The Board of Directors may elect one of its members as Chairman of the Board (the "Chairman of the Board"). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Shareholders, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman, the President, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer of the Company and shall have the same power and authority as the President.

         (j) Tax Matters Shareholder.

                  (1) The Board of Directors shall designate one Director or Officer who is a Shareholder to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (any Director or Officer who is designated as the "tax matters partner" is referred to herein as the "Tax Matters Shareholder"). The Tax Matters Shareholder shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and may expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Shareholder and to do or refrain from doing any or all things reasonably required by the Tax Matters Shareholder to conduct such proceedings.

                  (2) Notwithstanding Section 5.2(j)(1), the Tax Matters Shareholder shall not be liable to the Company or the Shareholders for monetary damages for losses sustained or liabilities incurred as a result of any act or omission by the Tax Matters Shareholder, unless such act or omission (i) was not performed in good faith, (ii) involved intentional misconduct or a knowing violation of law or (iii) constituted gross negligence.

         SECTION 5.3 REQUIRED BOARD APPROVAL. Except as otherwise expressly permitted by this Agreement or by resolution of the Board of Directors, no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the

Company, nor take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company. The Board of Directors, by resolution, may establish policies regarding the authority of the Company to take action without approval of the Board of Directors.

         SECTION 5.4 OFFICERS.

         (a) Generally. The Board of Directors, as set forth below, shall appoint agents of the Company, having the authority set forth in this Agreement or otherwise as authorized by the Board of Directors, which agents are referred to as "Officers" of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.4.

         (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board (unless the Board of Directors provides that the Chairman shall not be an officer), the President, any and all Vice Presidents, the Secretary and any Treasurer, any and all Assistant Secretaries and Assistant Treasurers and any other officer position or title as the Board of Directors may desire. There shall be appointed from time to time, in accordance with Section 5.4(c) below, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers, Assistant Treasurers and other officers as the Board of Directors may desire. Any Person may hold two or more offices.

         (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such times and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

         (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the Chairman of the Board, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company and, as such, shall preside at all meetings of the Shareholders and the Board of Directors, shall supervise generally the President and the other Officers and shall have full authority to execute all documents and take all actions that the Company may legally take. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (e) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this

Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (f) Vice Presidents. In the absence of the President and the Chairman of the Board (if one is appointed), each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. Vice Presidents may be designated Executive Vice Presidents, Senior Vice Presidents, or any other title determined by the Board of Directors.

         (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Shareholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by applicable Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

         (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

         (i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

         (j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

         SECTION 5.5 COMPENSATION. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or its subsidiaries shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

         SECTION 5.6 INTERESTED OFFICERS OR DIRECTORS. No contract or transaction between the Company and one or more of its Officers or Directors, or between the Company and any other Entity in which one or more such Officers or Directors owns a financial interest or of which such Officer or Director is an Affiliate, officer, director or employee, shall be void or voidable or be deemed to constitute a breach of duty if:

         (a) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum and even though interested directors are present at or participate in the meeting that authorizes the contract or transaction;

         (b) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

         (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes the contract or transaction in question.

         SECTION 5.7 INDEMNIFICATION.

         (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (each an "Indemnitee"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was a Director, Officer or Tax Matters Shareholder against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that such

Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe such Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Company.

         (b) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a Director, Officer or Tax Matters Shareholder against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         (c) The Company may indemnify any employee or agent of the Company, or any Person serving at the request of the Company as an employee or agent of another Entity, in the same manner and to the same extent that the Company is required, pursuant to Sections 5.7(a) and 5.7(b) above, to indemnify Directors, Officers and the Tax Matters Shareholder.

         (d) To the extent that any Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.7(a) and 5.7(b), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such Indemnitee in connection therewith.

         (e) Any indemnification under subsections (a), (b), (c) and (d) of this
Section 5.7 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 5.7(a) and 5.7(b). Such determination shall be made, with respect to an Indemnitee who is a Director, Officer or Tax Matters Shareholder at the time of such determination, promptly
(i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders.

         (f) Expenses (including attorney's fees) incurred by a Person who is a potential Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such

Indemnitee to repay such amount if it shall ultimately be determined that the such Person is not entitled to be indemnified by the Company as authorized in this Section 5.7.

         (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Shareholders or disinterested Directors, as a matter of Law or otherwise, both as to actions in the Indemnitee's official capacity and as to action in another capacity while holding such office or position, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (h) The Company may purchase and maintain insurance, on behalf of any Person who is or was a member of the Board of Directors or an Officer and on behalf of such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (i) For purposes of this Section 5.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute "fines" within the meaning of this
Section 5.7; action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

         (j) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (k) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (l) The provisions of this Section 5.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (m) No amendment, modification or repeal of this Section 5.7 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

         (n) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 5.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S OWN SIMPLE, FULL, PARTIAL OR CONCURRENT NEGLIGENCE.

         SECTION 5.8 EXCULPATION OF LIABILITY OF OFFICERS AND DIRECTORS.

         (a) Notwithstanding Section 5.9, no Director or Officer shall be liable to the Company or the Shareholders for monetary damages for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Director's or Officer's fiduciary duty, except:

                  (1) For a breach of the Director's or Officer's duty of loyalty to the Company or the Shareholders;

                  (2) For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

                  (3) For any transaction from which the Director or Officer derived an improper personal benefit.

If the GCLD is amended after the date of this Agreement to authorize Delaware corporations to further eliminate, limit or increase the personal liability of directors of Delaware corporations beyond that permitted under Section 102(b)(7) of the GCLD, then the liability of a Director or an Officer to the Company, in addition to the personal liability limitation provided herein, shall be further limited to the fullest extent permitted under the GCLD as so amended.

         (b) Subject to its obligations and duties as set forth in this Article V, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

         (c) Notwithstanding Section 5.9, the Board of Directors and any Officer of the Company may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it or him to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding Section 5.9, the Board of Directors and any Officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it or him and any opinion of any such Person as to matters that the Board of Directors or such Officers reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors or such Officers hereunder in good faith and in accordance with such opinion.

         (d) Any amendment, modification or repeal of this Section 5.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 5.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

         SECTION 5.9 DUTIES OF OFFICERS AND DIRECTORS.

         (a) Except as otherwise specifically provided in Section 5.6, Section
5.7 and Section 5.8, the duties and obligations owed to the Company and to the Shareholders by the Officers and Directors of the Company, and any such duties that may be owed by any Shareholder or by any Affiliates of any Shareholder, shall be the same as the respective duties and obligations owed to a corporation organized under the GCLD by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or Affiliate thereof, respectively.

         (b) A Director, or a member of any committee of the Board of Directors, shall, in the performance of such Director's duties be fully protected in relying in good faith on the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Company's Officers or employees, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         SECTION 5.10 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

             ARTICLE VI: BOOKS AND RECORDS, INFORMATION AND ACCOUNTS

         SECTION 6.1 MAINTENANCE OF BOOKS AND RECORDS. The Company shall keep at its principal office or such other office designated by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include, but not be limited to, (i) complete and accurate information regarding the state of the business and financial condition of the Company, (ii) a copy of the Certificate of Formation and this Agreement and all amendments thereto and hereto, (iii) a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers and (iv) the Company's federal, state and local tax returns for the Company's six most recent tax years.

         SECTION 6.2 INFORMATION. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, for a purpose reasonably related to such Shareholder's interest in the Company, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, including the condition that the Board of Directors shall have the right to keep certain information confidential in accordance with Section 18-305(c) of the Act.

         SECTION 6.3 ACCOUNTS. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

              ARTICLE VII: DISSOLUTION, WINDING-UP AND TERMINATION

         SECTION 7.1 DISSOLUTION.

         (a) The Company shall dissolve and its affairs shall be wound up on the earlier to occur of the following events (each a "Dissolution Event"):

                           (i) the consent of the Board of Directors and the
                  Record Holders of a majority of the voting power of the Company;

                           (ii) the last remaining Shareholder's ceasing to be a
                  member of the Company, unless the Company is continued without dissolution in accordance with the Act; or

                           (iii) entry of a decree of judicial dissolution of
                  the Company under Section 18-802 of the Act.

         (b) Except as provided in Section 7.1(a)(ii), the death, dissolution or Bankruptcy of any Shareholder or the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall not constitute a Dissolution Event (and the business of the Company shall be continued without dissolution after such event). The bankruptcy (as defined in Section 18-101 of the Act) of a Shareholder shall not, of itself, cause the Shareholder to cease to be a member of the Company.

         SECTION 7.2 WINDING-UP AND TERMINATION.

         (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

         (b) Any assets of the Company remaining after satisfaction of the creditors of the Company (whether by payment or reasonable provision for payment) shall be distributed among the Shareholders pro rata, subject to the provisions of any Member Interest Designation.

         (c) On completion of such final distribution, the liquidating trustee, as an authorized Person, shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

     ARTICLE VIII: DISTRIBUTIONS; ACQUISITION BY COMPANY OF MEMBER INTERESTS

         SECTION 8.1 DISTRIBUTIONS

         (a) Subject to the terms of any Member Interest Designation, Section 8.1(d) and Article 4, the Board of Directors may declare, and the Company may pay, Distributions on the Common Shares and/or on any series of Member Interests.

         (b) Distributions may be paid in cash, property, or any Member
Interests.

         (c) In order that the Company may determine the Shareholders entitled to receive payment of any Distribution or other allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Member Interests, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than 60 days before such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (d) The Company, and the Board of Directors on behalf of the Company, may not declare and pay Distributions to the extent that the payment of such Distributions violates Section 18-607(a) of the Act or other applicable Law.

         SECTION 8.2 REPURCHASE OF MEMBER INTERESTS.

         (a) Unless otherwise provided in this Agreement or as otherwise provided with respect to a series of Member Interests in any Member Interest Designation creating such class or series, the Board of Directors may cause the Company to purchase or otherwise acquire any Member Interests (with the consent of the holder or holders thereof); provided that the Company may not purchase Member Interests for cash or other property if prohibited by Section 18-607 of the Act.

         (b) Shares of any class of Member Interests that are converted into other securities or property, redeemed, purchased or otherwise acquired by the Company or any wholly owned subsidiary of the Company, shall resume the status of authorized and unissued Shares of such class or series, and shall no longer be Outstanding. The Company shall not vote any Member Interests held by it, nor shall such Member Interests be counted in determining a quorum.

         SECTION 8.3 MANDATORY QUARTERLY DISTRIBUTIONS. Subject to Section 8.1(d), within 45 days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed by the Company to the Shareholders (i) in accordance with the rights and preferences of the Member Interests set forth in Article 4 and (ii) in accordance with Section 8.1, as of the Record Date selected by the Board of Directors.

                  ARTICLE IX: CAPITAL ACCOUNTS; TAX ALLOCATIONS

         SECTION 9.1 CAPITAL ACCOUNTS.

         (a) CAPITAL ACCOUNT MAINTENANCE. The Company shall maintain for each Shareholder (or a beneficial owner of Member Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors in its sole discretion) a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Shareholder to the Company and (ii) that portion of the Company's Net Income allocated to such Shareholder under Section
9.5 and all items of income and gain specially allocated to such Shareholder under Section 9.6, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Shareholder pursuant to this Agreement and (y) that portion of the Company's Net Loss allocated to such Shareholder under Section 9.5 and all items of Company deduction and loss specially allocated to such Shareholder under Section 9.6.

         (b) CAPITAL ACCOUNT OF TRANSFEREES. Generally, a transferee of a Member Interest shall succeed to that portion of the Capital Account of the transferor relating to the Member Interest so transferred.

         (c) ADJUSTMENTS TO CAPITAL ACCOUNTS.

                  (1) Consistent with the provisions of Treasury Regulation
         Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Member Interests for cash or Contributed Property, the Capital Accounts of all Shareholders and the Carrying Value of each Company property immediately before such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately before such issuance and had been allocated to the Shareholders at such time pursuant to Sections 9.5 and 9.6. In determining Unrealized Gain or Unrealized Loss for purposes of this Section 9.1(c)(1), the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately before the issuance of Member Interests shall be determined by the Board of Directors using such reasonable method of valuation as it may adopt. The Board of Directors shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                  (2) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately before any actual or deemed distribution to a Shareholder of any Company property (other than cash or cash equivalents), the Capital Accounts of all Shareholders and the Carrying Value of each Company property shall, immediately before any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately before such distribution for an amount equal to its fair market value, and had been allocated to the Shareholders, at such time, pursuant to Sections 9.5 and 9.6.

         SECTION 9.2 DETERMINATION OF NET INCOME AND NET LOSS. In computing Net Income and Net Loss for purposes of maintaining the Capital Accounts, the determination, recognition and classification of any item of income, gain, deduction or loss shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

         (a) All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Member Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall be treated as an item of deduction at the time such fees and other expenses are incurred.

         (b) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code (or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset).

         (c) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

         (d) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 9.1(c) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Directors may adopt.

         (e) Any item of income, gain, loss and deduction which is specially allocated pursuant to Section 9.6 shall not be taken into account in computing Net Income or Net Loss.

         SECTION 9.3 LOANS FROM SHAREHOLDERS. Loans by a Shareholder to the Company shall not constitute Capital Contributions. If any Shareholder shall advance funds to the Company (other than funds to purchase Member Interests), then the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Shareholder. The amount of any such excess advances shall be a debt obligation of the Company to such Shareholder and shall be payable or collectible only out of the Company Assets in accordance with the terms and conditions upon which such advances are made.

         SECTION 9.4 RECORD OF CONTRIBUTIONS. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Agreed Value of any other property contributed by each Shareholder to the Company.

         SECTION 9.5 ALLOCATION OF NET INCOME AND NET LOSS. For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, Net Income or Net Loss, as the case may be, shall be allocated to each Shareholder pro rata in accordance with the number of Common Shares held by such Shareholder.

         SECTION 9.6 SPECIAL ALLOCATIONS. Notwithstanding any other provision of this Article IX, the following special allocations shall be made for each taxable period:

         (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 9.6, if there is a net decrease in Minimum Gain during any taxable period, each Shareholder shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 9.6(a), each Shareholder's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 9.6 with respect to such taxable period. This Section 9.6(a) is intended to comply with the "minimum gain chargeback requirement" in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith;

         (b) Chargeback of Minimum Gain Attributable to Shareholder Nonrecourse Debt. Notwithstanding the other provisions of this Section 9.6 (other than Section 9.6(a)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Shareholder Nonrecourse Debt during any taxable period, any Shareholder with a share of Minimum Gain Attributable to Shareholder Nonrecourse Debt at the beginning of such taxable period shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 9.6(b), each Shareholder's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 9.6, other than
Section 9.6(a), with respect to such taxable period. This Section 9.6(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith;

         (c) Qualified Income Offset. Except as provided in Sections 9.6(a) and 9.6(b), in the event any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
items of income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 9.6(c) shall be made only if and to the extent that such Shareholder would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Article IX have been tentatively made as if this Section 9.6(c) were not in this Agreement;

         (d) Gross Income Allocations. In the event any Shareholder has a deficit balance in its Adjusted Capital Account at the end of any taxable period, such Shareholder shall be specially allocated items of income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 9.6(d) shall be made only if and to the extent that such Shareholder would have a deficit balance in its Adjusted Capital Account in excess of such sum after all other allocations provided for in this Article IX have been tentatively made as if Section 9.6(c) and this
Section 9.6(d) were not in this Agreement;

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Shareholders in the same ratios that Net Income or Net Loss, as the case may be, is allocated for the taxable year. If the Board of Directors determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the Shareholders, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements;

         (f) Shareholder Nonrecourse Deductions. Shareholder Nonrecourse Deductions for any taxable period shall be allocated 100% to the Shareholder that bears the Economic Risk of Loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Shareholder bears the Economic Risk of Loss with respect to a Shareholder Nonrecourse Debt, such Shareholder Nonrecourse Deductions attributable thereto shall be allocated between or among such Shareholders in accordance with the ratios in which they share such Economic Risk of Loss.

         (g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) or 743(b) of the Code is to be taken into account in determining the Capital Accounts, the amount of such adjustment to the Capital Accounts treated as an item of gain or loss shall be specially allocated to the Shareholder in a manner consistent with the manner in which the Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m);

         (h) Curative Allocation.

                  (1) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations, and it is the intent of the Shareholders that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of items of income, gain, loss, or deduction pursuant to this Section 9.6(h). Therefore, notwithstanding any other provision of Sections 9.5 and 9.6, other than the Required Allocations, the Board of Directors shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Required Allocations were not part of this Agreement and all items of income, gain, loss, and deduction were allocated pursuant to Section
         9.5. In exercising its discretion under this Section 9.6(h), the Board of Directors shall take into account future Required Allocations under Sections 9.6(a) and 9.6(b) that, although not yet made, are likely to offset other Required Allocations previously made under Sections 9.6(e) and 9.6(f). Allocations pursuant to this Section 9.6(h)(1) shall only be made with respect to Required Allocations to the extent the Board of Directors reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Shareholders;

                  (2) The Board of Directors shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of
         Section 9.6(h)(1) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 9.6(h)(1) among the Shareholders in a manner that is likely to minimize such economic distortions.

         SECTION 9.7 ALLOCATIONS FOR TAX PURPOSES.

         (a) Except as otherwise provided in this Section 9.7, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Shareholders in the same manner as its correlative item of income, gain, loss or deduction (computed in accordance with Section 9.2) is allocated pursuant to Sections 9.5 and 9.6.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Shareholders as follows:

                  (1) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Shareholders in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 9.7(b)(4), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Shareholders in the same manner as its correlative item of gain or loss is allocated pursuant to Sections 9.5 and 9.6.

                  (2) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Shareholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 9.1(c)(1) or 9.1(c)(2), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Shareholders in a manner consistent with Section 9.7(b)(1)(A); and (B) except as otherwise provided in Section 9.7(b)(4), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Shareholders in the same manner as its correlative item of gain or loss is allocated pursuant to Sections 9.5 and 9.6.

                  (3) Except as otherwise provided in Section 9.7(b)(4), all other items of income, gain, loss and deduction shall be allocated among the Shareholders in the same manner as their correlative item of gain or loss is allocated pursuant to Sections 9.5 and 9.6.

                  (4) Any items of income, gain, loss or deduction otherwise allocable under Section 9.7(b)(1)(B), 9.7(b)(2)(B) or 9.7(b)(3) shall be subject to allocation by the Board of Directors in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the applications of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Sections 9.7(b)(1)(A) or 9.7(b)(2)(A).

         (c) For proper administration of the Company and for the preservation of uniformity of the Member Interests (or any class or classes thereof), the Board of Directors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Member Interests (or any class or classes thereof). The Board of Directors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 9.7(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Shareholders, the holders of any class or classes of Member Interests issued and outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.

         (d) The Board of Directors in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Company's common basis of such property, despite the inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6). If the Board of Directors later determines that such reporting position cannot reasonably be taken, the Board of Directors may adopt a depreciation convention under which all purchasers acquiring Member Interests in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Company's property. If the Board of Directors chooses not to utilize such aggregate method, the Board of Directors may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Member Interest that would not have a material adverse effect on the Shareholders or the Record Holders of any class or classes of Member Interests.

         (e) Any gain allocated to the Shareholders upon the sale or other taxable disposition of any Company Asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 9.7, be characterized as Recapture Income in the same proportions and to the same extent as such Shareholders have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Shareholders in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.

         (g) Each item of income, gain, loss and deduction attributable to a transferred Member Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Shareholders as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any Company Asset other than in the ordinary course of business shall be allocated to the Shareholders as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Shareholder under the provisions of Article IX shall instead be made to the beneficial owner of Member Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors in its sole discretion.

         (i) The Board of Directors shall amend or supplement this Article IX to provide for the allocation of any item of income, gain, loss, deduction or credit for federal, state or local income tax purposes for which provision is not otherwise made herein in the manner that the Board of Directors determines to be reasonable, taking into account the requirements of the Code.

      ARTICLE X: AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE

         SECTION 10.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

         (a) General Amendments. Except as provided in Section 10.1(b) and
Section 10.1(c), the Company may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this
Section 10.1(a). If the Board of Directors desires to amend any provision of this Agreement, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the Shareholders. Such special or annual meeting shall be called and held upon notice in accordance with Sections 10.3 and 10.4 of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting, a vote of Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. If the Record Holders of a majority of the voting power of the Company, and the Record Holders of a majority of the Shares of each series of Member Interests entitled to vote on such amendment as a class pursuant to the Member Interest Designation of such series (or such higher percentage as required by any Member Interest Designation) approve such proposed amendment, then such proposed amendment shall constitute a valid and effective amendment. The amendment shall be effective on the date that the Shareholders have approved such amendment at such meeting.

         (b) Super-Majority Amendments. Notwithstanding Section 10.1(a) but subject to Section 10.1(c), the affirmative vote of the holders of at least 80% of the voting power of all Member Interests then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal subsections (a), (b), (c) or (e) of Section 5.2 or subsection (c) of Section 10.2.

         (c) Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 10.1(a) and Section 10.1(b), the Board of Directors, without the consent of any Shareholder (each Person who purchases or is transferred Member Interests being deemed to approve of any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith:

                  (1) to reflect a change in the name of the Company or the location of the principal place of business of the Company;

                  (2) to reflect a change that is necessary or advisable in the opinion of the Board of Directors to ensure that the Company will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes;

                  (3) to reflect a change that (i) in the sole discretion of the Board of Directors does not adversely affect the Shareholders in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, (iii) is necessary or desirable to facilitate the trading of the Common Shares or any Member Interests or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Shares or any Member Interests are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Shareholders or (iv) is required or contemplated by this Agreement or the Information Statement;

                  (4) to reflect an amendment that is necessary, as reflected in an opinion of the legal counsel of the Company, to prevent the Company or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

                  (5) to reflect a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Company pursuant to the requirements of the Act if the provisions of the Act are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 10.1(c)(5) shall be applicable only if such changes are not materially adverse to the Shareholders;

                  (6) to amend the terms of any Member Interest Designation as provided in and in compliance with Section 4.3; or

                  (7) to amend Sections 5.2(j), 10.10 or 10.12(d).

         (d) Amendments to Member Interest Designations. Before the issuance of any Member Interests in any series established by any Member Interest Designation, the Board of Directors may adopt a resolution or resolutions amending such Member Interest Designation, and such resolution shall have the affect of amending such Member Interest Designation and the consent of any Shareholder shall not be required. After the issuance of Member Interests in any series established by any Member Interest Designation, the Board of Directors may adopt any resolution or resolutions amending such Member Interest Designation; provided, however, that such resolution shall not have the effect of amending such Member Interest Designation until such time as the Record Holders of at least a majority of the Shares of Member Interests in such series (or such higher vote requirement contained in such Member Interest Designation) approve such amendment at a meeting duly called for such purpose or by a written consent or written consents executed by such Record Holders for such purpose, and after the approval of such Record Holders, the amendment shall be effective and the consent of any other Shareholder shall not be required.

         SECTION 10.2 SHAREHOLDER MEETINGS.

         (a) Except as otherwise provided in this Agreement, all acts of Shareholders to be taken hereunder shall be taken in the manner provided in this
Article X. An annual meeting of the Shareholders for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify in the notice of the meeting.

         (b) A failure to hold the annual meeting of the Shareholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient.

         (c) Special meetings of the Shareholders may be called only by the Board of Directors or the Chairman of the Board. No Shareholder or group of Shareholders, acting in its or their capacity as Shareholder or Shareholders, shall have the right to call a special meeting of the Shareholders.

         SECTION 10.3 PLACE OF SHAREHOLDER MEETINGS; NOTICE OF SHAREHOLDER MEETINGS.

         (a) Notice, stating the place, day and hour of any annual or special meeting of the Shareholders and, in the case of a special meeting of the Shareholders, the purpose or purposes for which the meeting is called, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, either personally, by mail or by other lawful means, to each Record Holder who is entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at such Shareholder's address as it appears on the register of the Member Interests of the Company. Such further notice shall be given as may be required by Law. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Meetings may be held without notice if all Shareholders entitled to notice are present (except when Shareholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with
Section 10.8. Any previously scheduled meeting of the Shareholders may be postponed, and any special meeting of the Shareholders may be canceled, by resolution of the Board of Directors upon public notice given before the date previously scheduled for such meeting of Shareholders.

         (b) The Board of Directors or the Chairman of the Board, as the case may be, may designate the place, if any, of meeting for any annual meeting or for any special meeting of the Shareholders. If no designation is so made, the place of meeting shall be the principal office of the Company.

         SECTION 10.4 RECORD DATE. For purposes of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the Board of Directors may set a record date ("Record Date"), which shall not be less than 10 nor more than 60 days before the date of the meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

         SECTION 10.5 SHAREHOLDER LISTS. A complete list of Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order for each class of Member Interests and showing the address of each such Shareholder and the number of Shares registered in the name of such Shareholder, shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting, at the principal place of business of the Company. The Shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. Upon the wilful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.

         SECTION 10.6 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article X.

         SECTION 10.7 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. Whenever notice to the Shareholders (or to any class of Shareholders) is required to be given under any this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Shareholders shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

         SECTION 10.8 QUORUM; REQUIRED VOTE FOR SHAREHOLDER ACTION. The Record Holders of a majority of the voting power of the Member Interests of the class or classes entitled to vote at a meeting of Shareholders, present in person or represented by proxy, shall constitute a quorum at a meeting of Shareholders of such class or classes unless (a) the provisions of this Agreement or the Act require that any act of the Shareholders to be taken at such meeting be approved by Record Holders of a different amount of Member Interests or (b) the Board of Directors designates a different amount (which amount shall not be less than one-third of the Shares entitled to vote at the meeting), in which case the quorum with respect to such act shall be such different amount. In all matters other than the election of directors, the vote of Shareholders holding Member Interests in the aggregate possessing a majority of the voting power of the Member Interests entitled to vote and present in person or represented by proxy at such meeting shall be deemed to constitute the act of the Shareholders, unless (i) the provisions of this Agreement, applicable Law or the Act require that such act be approved by the Record Holders of a higher percentage of Member Interests or (ii) the Board of Directors designates that such act need be approved by Record Holders of a higher percentage of Member Interests, in which case the act of the Shareholders holding Member Interests that in the aggregate represent at least such different amount shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Member Interests specified in this Agreement. In the absence of a quorum, any meeting of

Shareholders may be adjourned from time to time by the affirmative vote of those Shareholders holding a majority of the voting power held by those Shareholders holding Member Interests entitled to vote and present in person or represented by proxy at such meeting.

         SECTION 10.9 CONDUCT OF MEETING. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article X, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

         SECTION 10.10 ACTION WITHOUT A MEETING. Subject to the rights set forth in the Member Interest Designation of any series of Member Interests and except as otherwise set forth in this Agreement, no action permitted or required to be taken at a meeting of Shareholders may be taken by written consent or by at any other means or manner than at a meeting of the Shareholders.

         SECTION 10.11 VOTING AND OTHER RIGHTS.

         (a) Only those Record Holders of Member Interests on the Record Date set pursuant to Section 10.5 shall be entitled to notice of, and to vote at, a meeting of Shareholders or to act with respect to matters as to which the Record Holders of the Member Interests have the right to vote or to act, including the election of Directors. All references in this Agreement to votes of, or other acts that may be taken by, the Member Interests shall be deemed to be references to the votes or acts of the Record Holders of such Member Interests.

         (b) With respect to any Shareholder action, broker non-votes shall not be counted as votes for or against any matter unless otherwise required by Law.

         SECTION 10.12 PROXIES.

         (a) Each Shareholder entitled to vote at a meeting of Shareholders may authorize another Person or Persons to act for such Shareholder by proxy, but no such proxy shall be voted or acted upon after 180 days from its date, unless the proxy provides for a longer period.

         (b) Without limiting the manner in which a Shareholder may authorize another Person or Persons to act for such Shareholder as proxy pursuant to
Section 10.12(a), the following shall constitute a valid means by which a Shareholder may grant such authority:

                  (1) A Shareholder may execute a writing authorizing another Person or Persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee or agent signing such writing or causing such Person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                  (2) A Shareholder may authorize another Person or Persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the Person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the Person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other Persons making that determination shall specify the information upon which they relied.

         (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 10.12(b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         (d) An instrument in writing signed by a Shareholder and appointing a proxy may confer upon such proxy discretionary power to vote on any matter that may come before an annual meeting of the Shareholders unless, with respect to a particular matter to be presented at such annual meeting of Shareholders: (i) the Company receives written notice, addressed to the Company's Secretary, not less than 120 calendar days before the corresponding date of the Company's proxy statement that was released to Shareholders in connection with the previous year's annual meeting, that the matter will be presented at such annual meeting (provided; however, that if the Company did not hold an annual meeting during the previous year, or if the date of the annual meeting for the current year has been changed by more than 30 days from the date of the previous year's meeting, then such notice must be received by the Company in a reasonable time before the Company begins to print and mail its proxy materials); and, (ii) the Company fails to include in its proxy statement for the annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

         SECTION 10.13 VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

         (a) The Company shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the Person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

         (b) The inspectors shall:

                  (1) Ascertain the number of Member Interests Outstanding and the voting power of each;

                  (2) Determine the Member Interests represented at a meeting and the validity of proxies and ballots;

                  (3) Count all votes and ballots;

                  (4) Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

                  (5) Certify their determination of the number of Member Interests represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other Persons to assist the inspectors in the performance of the duties of the inspectors.

         (c) The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Shareholder shall determine otherwise.

         (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar Persons which represent more votes than the holder of a proxy is authorized by the Record Holder to cast or more votes than the Shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 10.14(b)(5) shall specify the precise information considered by them including the Person or Persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         SECTION 10.14 CONTESTS OF ELECTIONS.

         (a) Upon application of any Shareholder or Director, or any Officer whose title to office is contested, the Court of Chancery may hear and determine the validity of any election of any Director or Officer, and the right of any person to hold such office, and, in case any such office is claimed by more than one person, may determine the Person entitled thereto; and to that end make such order or decree in any such case as may be just and proper, with power to enforce the production of any books, papers and records of the Company relating to the issue. In case it should be determined that no valid election has been held, the Court of Chancery may order an election to be held in accordance with this Agreement. In any such application, service of copies of the application upon the registered agent of the Company shall be deemed to be service upon the Company and upon the person whose title to office is contested and upon the person, if any, claiming such office; and the registered agent shall forward immediately a copy of the application to the Company and to the Person whose title to office is contested and to the Person, if any, claiming such office, in a postpaid, sealed, registered letter addressed to the Company and such Person at their post-office addresses last known to the registered agent or furnished to the registered agent by the applicant Shareholder. The Court of Chancery may make such order respecting further or other notice of such application as it deems proper under the circumstances.

         (b) Upon application of any Shareholder, the Court of Chancery may hear and determine the result of any vote of Shareholders, as the case may be, upon matters other than the election of Directors or Officers. Service of the application upon the registered agent of the Company shall be deemed to be service upon the Company, and no other party need be joined in order for the Court to adjudicate the result of the vote. The Court may make such order respecting notice of the application as it deems proper under the circumstances.

                      ARTICLE XI: MERGER OR SALE OF ASSETS

         SECTION 11.1 AUTHORITY. The Company may merge or consolidate with, sell all or substantially all of its assets or convert to, one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger, consolidation, sale or conversion, as applicable ("Transaction Agreement"), in accordance with this Article XI.

         SECTION 11.2 PROCEDURE FOR MERGER, CONSOLIDATION, SALE OR CONVERSION. The merger or consolidation of the Company, the sale of all or substantially all of the Company's assets or the conversion of the Company pursuant to this
Article XI requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to such transaction, the Board of Directors shall approve the Transaction Agreement, which shall set forth, to the extent applicable to the specific transaction:

         (a) The names and jurisdictions of formation or organization of each of the business entities to be parties to the proposed transaction;

         (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation or acquire substantially all of the Company's assets (the "Surviving Business Entity");

         (c) The terms and conditions of the proposed transaction including any consideration to be received in any sale transaction;

         (d) With respect to a proposed merger or consolidation, the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity, the cash, property, interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) that the Record Holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) With respect to a merger or consolidation, a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation, or if no such amendments or changes are desired, a statement that the constituent documents of the Surviving Business shall be its constituent documents;

         (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 11.4 or a later date specified in or determinable in accordance with the Transaction Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

         (g) Such other provisions with respect to the proposed transaction as are deemed necessary or appropriate by the Board of Directors.

         SECTION 11.3 SHAREHOLDER APPROVAL OF MERGER, CONSOLIDATION OR SALE.

         (a) The Board of Directors, upon its approval of the Transaction Agreement, shall direct that the Transaction Agreement be submitted to a vote of Shareholders at a meeting in accordance with the requirements of Article X. A copy or a summary of the Transaction Agreement shall be included in or enclosed with the notice of a meeting.

         (b) The Transaction Agreement shall be adopted upon receiving the affirmative vote or consent of at least the Record Holders of a majority of the voting power of the Company unless the Transaction Agreement contains any provision that amends any provision of this Agreement, which provision, by its terms, requires the vote or consent of a greater percentage of the Member Interests or of any class thereof, in which case such greater percentage vote or consent shall be required for adoption of the Transaction Agreement.

         (c) After such adoption by vote or consent of the Shareholders and at any time before the filing of the certificate of merger or consolidation pursuant to Section 11.4, the effective date of a sale of all or substantially all of the assets of the Company or the effective date of a conversion, the proposed transaction may be abandoned by the Board of Directors pursuant to provisions therefor, if any, set forth in the Transaction Agreement.

         (d) Notwithstanding this Section 11.3 and Section 18-209 of the Act, in the case of a merger or a consolidation, no submission to and approval by the Shareholders of any Transaction Agreement is required if (i) the Transaction Agreement does not amend this Agreement in any manner, (ii) in the case of a merger or consolidation in which the Company is not the Surviving Business Entity, each share of Member Interests Outstanding immediately prior to the effective date of the merger is to be a substantially identical outstanding or treasury share (or limited liability company interest) of the Surviving Business Entity after the effective date of the merger and (iii) either the Shareholders, in the case of a merger or consolidation in which the Company is not the Surviving Business Entity, hold at least 80% of the voting power of the Surviving Business Entity or, if the Company is the Surviving Business Entity, the Company issues no more than the number of Common Shares (or Member Interests or securities convertible into Common Shares, calculated on an as-converted basis) equal to 20% of the Outstanding Common Shares (including for this calculation Member Interests and other securities convertible or exercisable into Common Shares, calculated on an as-converted basis).

         (e) This Section 11.3 is intended to supercede any requirement related to the approval of the Shareholders of any Transaction Agreement contained in
Section 18-209 of the Act.

         SECTION 11.4 CERTIFICATE OF MERGER OR CONSOLIDATION. Upon the required approval by the Board of Directors and the Shareholders of a Transaction Agreement relating to a merger or consolidation, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

         SECTION 11.5 APPRAISAL RIGHTS. With respect to any Transaction Agreement requiring Shareholder adoption, Shareholders shall have appraisal rights in the same manner and to the same extent that such rights would be available to the holder of stock of a Delaware corporation under the GCLD, mutatis mutandis, and those rights must be perfected by the same procedures that would be required of a holder of common stock of a Delaware corporation, mutatis mutandis.

         SECTION 11.6 EFFECT OF MERGER OR CONSOLIDATION.

         (a) The effect of any merger or consolidation shall be as set forth in applicable Law.

         (b) A merger or consolidation effected pursuant to this Article XI shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

         SECTION 11.7 BUSINESS COMBINATION LIMITATIONS. Notwithstanding any other provision of this Agreement, with respect to any Business Combination, the Company shall be governed by Section 203 of the GCLD as though the Company were a Delaware corporation, mutatis mutandis.

                            ARTICLE XII: TAX MATTERS

         SECTION 12.1 CLASSIFICATION. During the period the Organizational Member is the sole Shareholder, the Company shall elect pursuant to Treasury Regulation Section 301.7701-3(c) to be disregarded as an entity separate from the Organizational Member for federal income tax purposes, and effective at such time that the Company has two or more Shareholders, the Company shall elect pursuant to Treasury Regulation Section 301.7701-3(c) to be classified as a partnership for federal income tax purposes. Any Officer of the Company is authorized to cause the Company to make any and all necessary filings with the United States Internal Revenue Service or any other applicable body to effect these elections.

         SECTION 12.2 PREPARATION OF TAX RETURNS. The Company shall arrange for the preparation and timely filing of all returns of the Company necessary for federal income tax purposes and state and local income tax purposes in the jurisdictions in which the Company conducts business and shall use all reasonable efforts to furnish to the Record Holders within 75 days of the close of the taxable year the tax information reasonably required for federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Company shall be the calendar year.

         SECTION 12.3 TAX ELECTIONS.

         (a) The Company shall make the Section 754 Election in accordance with applicable Treasury Regulations, subject to the reservation of the right to seek to revoke any such election upon the Board of Director's determination that such revocation is in the best interest of the Company and the Shareholders.

         (b) Except as otherwise expressly provided herein, the Board of Directors shall determine whether to make any other available elections (including the elections provided for in Sections 167 and 168 of the Code) on behalf of the Company under the Code.

         (c) The Company shall elect to deduct expenses incurred in organizing the Company ratably over a sixty-month period as provided in Section 709 of the Code.

         (d) For purposes of computing adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Member Interests will be deemed to be the lowest quoted trading price of the Member Interests on any National Securities Exchange on which such Member Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 9.7(g) without regard to the actual price paid by such transferee.

         SECTION 12.4 SECTION 754 ALLOCATIONS. The adjustments to basis to Company Assets that are attributable to the Section 754 Election shall be allocated to the Shareholders in the manner that the Board of Directors determines is reasonable; however, no such adjustment shall be credited or charged to the Capital Accounts.

         SECTION 12.5 TAX CONTROVERSIES. Subject to the provisions hereof, the Shareholder designated from time to time by the Board of Directors as the "Tax Matters Partner" (as defined in Section 6231 of the Code) shall be authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

         SECTION 12.6 TAX BASIS AND VALUE DETERMINATIONS. To the extent that the Board of Directors is required to establish fair market values or allocate amounts realized, tax basis, Carrying Values or Net Agreed Values, the Board of Directors shall establish such values and make such allocations in a manner that is reasonable and fair to the Shareholders, taking into account all applicable laws, governmental regulations, rulings and decisions. The Board of Directors may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The Board of Directors is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the service of an independent appraiser in establishing such values or allocations and the Board of Directors shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

         SECTION 12.7 ENTITY-LEVEL DEFICIENCY COLLECTIONS. If the Company is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Shareholder or former Shareholder but the Company is not required by applicable law and does not elect to pay such tax on behalf of, or withhold such amount with respect to, all Shareholders (i) the Company shall pay such tax on behalf of, or withhold such amount with respect to, such Shareholder or former Shareholder from the funds of the Company and such payment of tax shall not be deducted as a cash expenditure of the Company in calculating "Available Cash" but shall be deemed to be a distribution of Available Cash to such Shareholder on whose behalf the tax was paid; and (ii) to the extent any such Shareholder (but not a former Shareholder) is not then entitled to such distribution under this Agreement, the Company shall be authorized, without the approval of any Shareholder, to amend this Agreement insofar as is necessary to maintain or establish the uniformity of intrinsic tax characteristics as to all Member Interests or the uniformity of Capital Accounts underlying all Member Interests and to make subsequent adjustments to distributions in a manner that, in the reasonable judgment of the Board of Directors, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Shareholders are entitled under the Agreement. The Board of Directors shall be authorized (but not required) to cause the Company to pay any state or local income tax on behalf of, or withhold such amount with respect to, all the Shareholders even though such payment or amount withheld may be greater than the amount that would have been required to be paid if such payment or withholding had been made directly by a particular Shareholder; provided, however, that such tax payment or amount withheld shall be pro rata with respect to all Member Interests and, in the Board's of Directors sole discretion, that such payment of tax on behalf of, or such withholding with respect to all of the Shareholders is in the best interests of the Shareholders as a whole. Any amount so paid on behalf of all Shareholders shall be deducted as a cash expenditure of the Company in calculating, "Available Cash", and shall be treated as a distribution to the Shareholders for purposes of Section 9.1. The Board of Directors shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods that is attributable to Persons who were Shareholders when such deficiencies arose, from such Persons.

         SECTION 12.8 WITHHOLDING.

         (a) Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law in connection with the payment of Distributions in respect of Member Interests and shall remit amounts withheld to, and file required forms with, applicable taxing authorities. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual Distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation that are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

         (b) The Company is authorized to take any action determined by the Board of Directors in its sole discretion to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Section 1441, 1442, 1445 and 1446 of the Code.

                        ARTICLE XIII: GENERAL PROVISIONS

         SECTION 13.1 FISCAL YEAR. The fiscal year of the Company shall be the calendar year unless otherwise designated by the Board of Directors.

         SECTION 13.2 OFFSET. Whenever the Company is to pay any sum to any Shareholder, any amounts that Shareholder owes the Company may be deducted from that sum before payment.

         SECTION 13.3 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 13.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Shareholders and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         SECTION 13.5 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any

Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

         SECTION 13.6 BINDING EFFECT. This Agreement is binding on and shall inure to the benefit of the Shareholders and their respective heirs, legal representatives, successors and assigns.

         SECTION 13.7 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

         SECTION 13.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         SECTION 13.9 WAIVER OF CERTAIN RIGHTS. To the extent permitted by the Act and other Law, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         IN WITNESS WHEREOF, the Organizational Member has executed this Agreement as of the date first set forth above.

                                    ORGANIZATIONAL MEMBER:

                                        KANEB FINANCIAL CORPORATION

                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------

                                                                         ANNEX A

                                  DEFINED TERMS

         Act - means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         Adjusted Capital Account - means the Capital Account maintained for each Shareholder as of the end of each fiscal year of the Company (a) increased by any amounts which such Shareholder is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Shareholder in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Shareholder's Capital Account that are reasonably expected to occur during (or before) the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         Adjusted Property - means any property the Carrying Value of which has been adjusted pursuant to Section 9.1(c)(1) or 9.1(c)(2). Once an Adjusted Property is deemed distributed by, and recontributed to, the Company for federal income tax purposes pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 9.1(d)(1) or 9.1(d)(2).

         Affiliate - means, with respect to any Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term "control" includes, with respect to any Entity, (a) the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in such Entity and (c) the ability to direct the business and affairs of such Entity by acting as a general partner, manager or otherwise.

         Agreed Value - means, of any Contributed Property, the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Company for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 9.1(c). Subject to Section 9.1(c), the Board of Directors shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

         Agreement - means this Limited Liability Company Agreement of Kaneb Services LLC, as amended and in force from time to time, together with any Member Interest Designations.

         Available Cash - means, with respect to any calendar quarter (i) the sum of (a) all cash receipts of the Company during such quarter from all sources (including distributions of cash received from KPL and/or the Partnership) and
(b) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Company during such quarter, including, without limitation, disbursements for operating expenses, taxes on the Company as an entity or paid by the Company on behalf of, or amounts withheld with respect to, all, but not less than all of the Shareholders, if any, debt service (including the payment of principal, premium and interest), capital expenditures and contributions, if any, to a subsidiary corporation or partnership (but excluding all cash Distributions to Shareholders), (bb) any reserves established in such quarter in such amounts as the Board of Directors determines in its sole discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Company (including reserves for future capital expenditures and acquisitions) or (y) to provide funds for distributions with respect to any one or more of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the Company determines in its sole discretion to be necessary because the distribution of such amounts would be prohibited by applicable Law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject. Taxes paid by the Company on behalf of, or amounts withheld with respect to, less than all of the Shareholders shall not be considered cash disbursements of the Company that reduce "Available Cash". Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Company.

         Bankruptcy or Bankrupt - means with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, (v) answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause
(a) or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

         Board of Directors - has the meaning assigned to it in Section 5.1.

         Book-Tax Disparity - with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed

Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Shareholder's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Shareholder's Capital Account balance as maintained pursuant to Section 9.1 and the hypothetical balance of such Shareholder's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         Business Combination - has the meaning assigned to it in Section 203 of the GCLD, mutatis mutandis.

         Business Day - means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

         Capital Account - means the capital account maintained for a Shareholder or transferee pursuant to Section 9.1.

         Capital Contribution - means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Shareholder contributes to the Company pursuant to the purchase of any Member Interests.

         Carrying Value - means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Shareholder's and transferee's Capital Accounts, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 9.1(c)(1) and 9.1(c)(2), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company Assets, as deemed appropriate by the Board of Directors.

         Cause - means (i) the conviction of a Director, or pleading guilty or nolo contendre by such Director to, a charge that such Director has committed a felony under the laws of the United States or any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or (ii) the act or omission by a Director that constitutes willful misconduct or gross neglect in the performance of such Director's duties under this Agreement.

         Certificate of Formation - has the meaning assigned to it in Section
2.1.

         Certificates - has the meaning assigned to it in Section 3.4.

         Chairman of the Board - has the meaning assigned to it in Section
5.2(i).

         Closing Date - means ______ __, 2001.

         Code - means the Internal Revenue Code of 1986, as amended and hereafter amended, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code or applicable regulations shall be deemed to include a reference to any corresponding provision of future law or regulation.

         Common Share - means an undivided fractional Member Interest in the Company having the powers, preferences, rights and duties set forth in Section 4.2.

         Company - means Kaneb Services LLC, a Delaware limited liability company.

         Company Assets - means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

         Contributed Property - means each property or other asset, in such form as may be permitted by the Act, but excluding cash and cash equivalents, contributed to the Company (or deemed contributed to the Company on termination and reconstitution thereof pursuant to Section 708 of the Code or otherwise). Once the Carrying Value of a Contributed Property is adjusted pursuant to
Section 9.1(c)(1), such property shall no longer constitute a Contributed Property but shall be deemed an Adjusted Property for such purposes.

         Court of Chancery - has the meaning of such term as used in the Act and the GCLD.

         Curative Allocation - means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 9.6(h).

         Director - means a member of the Board of Directors, but such term does not include any Person who has ceased to be a member of the Board of Directors.

         Dissolution Event - has the meaning assigned to it in Section 7.1.

         Distributions - means all distributions of cash, securities or other property of the Company, other than distributions on liquidation, lawfully paid or payable to any Shareholder pursuant to the rights and preferences of the Member Interests held by such Shareholder.

         Economic Risk of Loss - has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         Entity - means a corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

         Exchange Act - means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

         GCLD - means the General Corporation Law of the State of Delaware, as amended from time to time.

         Indemnitee - has the meaning assigned to it in Section 5.7(a).


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         Information Statement - means the Information Statement of the Company dated ____, 2001, which is filed as Exhibit ____ to the Company's registration statement on Form 10 filed by the Company on _______, 2001.

         KPL - means Kaneb Pipe Line Company LLC, a Delaware limited liability company.

         Law - means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any exchange or automated quotation system on which any Member Interests are traded or listed.

         Member Interests - means the Common Shares and all shares of any other class or series of equity interests in the Company created by the Board of Directors pursuant to Section 4.4. The Member Interests comprise all of the limited liability company interests (as such term is defined in the Act).

         Member Interest Designations - has the meaning assigned to it in
Section 4.3.

         Minimum Gain - means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         Minimum Gain Attributable to Shareholder Nonrecourse Debt - means that amount determined in accordance with the principles of Treasury Regulation
Section 1.704-2(i)(3).

         National Securities Exchange - means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

         Net Agreed Value - means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Shareholder or transferee by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Shareholder or transferee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under
Section 752 of the Code.

         Net Income - means for any taxable period, the excess, if any, of the Company's items of income and gain for such taxable period over the Company's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 9.2 and shall not include any items specially allocated under Section 9.6. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         Net Loss - means for any taxable period, the excess, if any, of the Company's items of loss and deduction for such taxable period over the Company's items of income and gain for such taxable


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
period. The items included in the calculation of Net Loss shall be determined in accordance with Section 9.2 and shall not include any items specially allocated under Section 9.6. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         Nonrecourse Deductions - means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         Nonrecourse Liability - has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         Officer - means any Person appointed as an officer of the Company as provided in Section 5.4(c), but such term does not include any Person who has ceased to be an officer of the Company.

         Organizational Member - means Kaneb Financial Corporation, a Delaware corporation.

         Outstanding - means, with respect to the Member Interests, all Member Interests that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination, but excludes any Member Interests held by the Company.

         Partnership - means Kaneb Pipe Line Partners, L.P.

         Person - means a natural person or an Entity.

         Recapture Income - means any gain recognized by the Company (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         Record Date - has the meaning assigned to it in Section 10.5.

         Record Holder - means the Person in whose name a Member Interest is registered in the books and records of the Transfer Agent as contemplated in
Section 3.5. The Company shall not be a Record Holder by virtue of any Member Interests it holds.

         Required Allocation - means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 9.6(a), 9.6(b), 9.6(c), 9.6(d), 9.6(e), 9.9(f) and 9.6(g), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

         Residual Gain or Residual Loss - any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 9.7(b)(1)(A) or 9.7(b)(2)(A) to eliminate Book-Tax Disparities.


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

         Section 754 Election - means an election under Section 754 of the Code relating to the adjustment of the adjusted basis of Company Assets as provided in Sections 734 and 743 of the Code.

         Securities Act - means the United States Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder.

         Shareholder - means any Person who purchases, is transferred or otherwise lawfully acquires any Member Interests and becomes a Record Holder of any Member Interest as provided in this Agreement, but such term does not include any Person who has ceased to be a Record Holder of any Member Interest. Shareholders are "members" (as such term is defined in the Act) of the Company.

         Shareholder Nonrecourse Debt - has the meaning of "partner nonrecourse debt" set forth in Treasury Regulation Section 1.704-2(b)(4).

         Shareholder Nonrecourse Deductions - has the meaning of "partner nonrecourse deductions" set forth in Treasury Regulation Section 1.704-2(i).

         Shares - means Common Shares and/or other Member Interests, as the context requires.

         Surviving Business Entity - has the meaning assigned to it in Section 11.2(b).

         Transfer Agent - means any bank, trust company or other Person appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Member Interests. The initial Transfer Agent shall be American Stock Transfer & Trust Company.

         Treasury Regulations - means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

         Unrealized Gain - attributable to a Company property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (before any adjustment to be made pursuant to Section 9.1(c) as of such date).

         Unrealized Loss - attributable to a Company property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (before any adjustment to be made pursuant to Section 9.1(c) as of such date) over the fair market value of such property as of such date of determination.


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